UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report May 23, 2005
(Date of earliest event reported)

MidAmerican Energy Holdings Company
(Exact name of registrant as specified in its charter)

Iowa	0-25551	94-2213782
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

666 Grand Avenue, Des Moines, Iowa	50309
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(515) 242-4300

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 - Entry into a Material Definitive Agreement.

On May 23, 2005, MidAmerican Energy Holdings Company reached a definitive agreement with Scottish Power plc (“Scottish Power”) and PacifiCorp Holdings, Inc. to acquire 100% of the common stock of Scottish Power’s indirect subsidiary, PacifiCorp, for approximately $5.1 billion in cash plus approximately $4.3 billion in net debt and preferred stock. The acquisition is subject to customary conditions, including the approval of the transaction by the shareholders of Scottish Power and the receipt of required state and federal approvals. The transaction is expected to be completed in 2006.

Item 9.01 - Financial Statements and Exhibits.

(c)	Exhibits

99.1	Stock Purchase Agreement, dated as of May 23, 2005, by and among Scottish Power plc, PacifiCorp Holdings, Inc. and MidAmerican Energy Holdings Company

99.2	Press Release dated May 24, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MidAmerican Energy Holdings Company
(Registrant)
Date: May 24, 2005
/s/ Douglas L. Anderson
Douglas L. Anderson
Senior Vice President

EXHIBIT INDEX

Exhibit No.	Description

99.1	Stock Purchase Agreement, dated as of May 23, 2005, by and among Scottish Power plc, PacifiCorp Holdings, Inc. and MidAmerican Energy Holdings Company

99.2	Press Release dated May 24, 2005